UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2016

NGL ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136
(Address of principal executive offices) (Zip Code)

(918) 481-1119
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    On May 11, 2016, Christopher Beall was appointed to the Board of Directors of NGL Energy Holdings LLC (the "General Partner"), the general partner of NGL Energy Partners LP (the "Partnership"), effective immediately.

Mr. Beall was appointed as a director of the General Partner as part of the Class A Convertible Preferred Unit and Warrant Purchase Agreement ("Purchase Agreement") dated April 21, 2016, with Highstar NGL Prism/IV-A Interco LLC and Highstar NGL Main Interco LLC, funds managed by Oaktree Capital Management L.P. Prior to the signing of the Purchase Agreement, there had been no transactions since the beginning of the Partnership's last fiscal year in which the Partnership was a participant involving amounts exceeding $120,000 and in which Mr. Beall had a direct or indirect material interest.

On May 12, 2016, the Partnership issued a press release announcing the appointment of Mr. Beall. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release dated May 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP
	By:	NGL Energy Holdings LLC,
its general partner
Date: May 13, 2016		By:	/s/ Robert W. Karlovich III
Robert W. Karlovich III
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 12, 2016.